UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 14, 2023

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

23382 Mill Creek Drive, Suite 125, Laguna Hills, CA 92653

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Termination of Kent Eikanas

On July 14, 2023 (the “Termination Date”), the Board of Directors (the “Board”) of Summit Healthcare REIT, Inc. (the “Company”) terminated, for cause, Kent Eikanas from his position as Chief Executive Officer and Secretary of the Company, after Mr. Eikanas was given written notice of and failed to cure various deficiencies in his performance following the expiration of a 60-day cure period.  The Board had concluded that Mr. Eikanas had materially breached his duties and responsibilities as set forth in his Amended and Restated Employment Agreement dated October 19, 2021 (the “Employment Agreement”). On June 5, 2023, while the cure period provided for in his Employment Agreement was still pending, Mr. Eikanas had also filed a claim against the Company in the Superior Court of California for among other things, wrongful termination. Per the terms of his Employment Agreement, upon Mr. Eikanas’ termination for cause, Mr. Eikanas is also deemed to have resigned, as of the Termination Date, from all positions with the Company and its subsidiaries, the Board and any boards of directors or managers of any of Company’s subsidiaries and affiliates. Mr. Eikanas did not serve on any committees of the Board. Consistent with the terms of his Employment Agreement, Mr. Eikanas will receive all accrued and unpaid annual base compensation and other benefits with respect to periods ending on or before the Termination Date. The Employment Agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 12, 2021.

Appointment of Elizabeth Pagliarini and Sharyn Grant

Effective July 15, 2023, the Board of Directors of the Company appointed Elizabeth Pagliarini, age 52, the current Chief Financial Officer and Chief Operating Officer of the Company since 2014 and 2019, respectively, as Chief Executive Officer and Secretary. Ms. Pagliarini was also appointed to fill the vacancy on the Board of Directors created by Mr. Eikanas’ resignation. There were no other changes to Ms. Pagliarini’s employment agreement, as amended on October 19, 2021, which was filed as an Exhibit to the Company’s Form 10-Q on November 12, 2021.

Effective July 15, 2023, the Board of Directors of the Company also appointed Sharyn Grant, CPA, age 61, Chief Financial Officer of the Company. Ms. Grant has been the Controller for the Company since January 2015. Ms. Grant has been a CPA since 2005 and worked for BDO USA, LLP from 2003 through 2013. Ms. Grant will be entitled to receive: (i) a base salary equivalent to $250,000; and (ii) if certain performance goals set by the Compensation Committee are met, a cash bonus of up to $30,000.

Neither Ms. Pagliarini nor Ms. Grant has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and there are no family relationships between any of the Company’s directors and officers. There are also no arrangements or understandings between Ms. Pagliarini or Ms. Grant and any other person pursuant to which she was selected as an officer.

Item 8.01	Other Events

Attached hereto as Exhibit 99.1 is a copy of the press release that Summit Healthcare REIT, Inc. (the “Company”) issued on July 18, 2023.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued July 18, 2023, titled “Summit Healthcare REIT, Inc. Promotes Elizabeth Pagliarini to Chief Executive Officer and Sharyn Grant to Chief Financial Officer”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Sharyn I. Grant
Name:	Sharyn I. Grant
Title:	Chief Financial Officer

Dated: July 18, 2023